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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86391) pertaining to the Aeroquip-Vickers Savings and Profit Sharing Plan of our report dated June 9, 2000, with respect to the financial statements and schedules of the Aeroquip-Vickers Savings and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.




                                               /s/ Ernst & Young LLP


Cleveland, Ohio
June 26, 2000